AGREEMENT AND PLAN OF MERGER


                                     between


                         THE SOUTH FINANCIAL GROUP, INC.


                                       and

                               FLORIDA BANKS, INC.



                           Dated as of March 17, 2004


                                TABLE OF CONTENTS


ARTICLE I            DEFINITIONS AND INTERPRETATION...............................................................1

                      1.1       Definitions.......................................................................1
                      1.2       Terms Defined Elsewhere...........................................................4
                      1.3       Interpretation....................................................................5

ARTICLE II           PLAN OF MERGER...............................................................................5

                      2.1       The Merger........................................................................5
                      2.2       Effective Time and Effects of the Merger..........................................5
                      2.3       Tax Consequences..................................................................5
                      2.4       Conversion of FLBK Common Stock...................................................5
                      2.5       TSFG Common Stock.................................................................6
                      2.6       Articles of Incorporation and Bylaws..............................................6
                      2.7       Directors and Executive Officers..................................................6
                      2.8       TSFG to Make Shares Available.....................................................6
                      2.9       Exchange of Shares................................................................6
                      2.10      [Reserved]........................................................................8
                      2.11      Stock-Based Plans.................................................................8

ARTICLE III          DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES...........................9

                      3.1       Disclosure Schedules..............................................................9
                      3.2       Standards.........................................................................9
                      3.3       Subsidiaries......................................................................9

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF FLBK.......................................................9

                      4.1       Corporate Organization............................................................9
                      4.2       Capitalization...................................................................10
                      4.3       Authority........................................................................10
                      4.4       Consents and Approvals...........................................................10
                      4.5       No Violations....................................................................11
                      4.6       SEC Reports......................................................................11
                      4.7       Regulatory Reports...............................................................11
                      4.8       Financial Statements.............................................................11
                      4.9       Broker's Fees....................................................................12
                      4.10      Absence of Certain Changes or Events.............................................12
                      4.11      Legal Proceedings................................................................12
                      4.12      Taxes............................................................................12
                      4.13      Employees........................................................................12
                      4.14      FLBK Information.................................................................13
                      4.15      Compliance with Applicable Law...................................................13
                      4.16      Certain Contracts................................................................13
                      4.17      Agreements with Regulatory Agencies..............................................14
                      4.18      Environmental Matters............................................................14
                      4.19      Opinion..........................................................................14
                      4.20      Approvals........................................................................15
                      4.21      Loan Portfolio...................................................................15
                      4.22      Property.........................................................................15


                      4.23      Reorganization...................................................................15
                      4.24      State Takeover Laws and Charter Provisions.......................................15

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF TSFG......................................................16

                      5.1       Corporate Organization...........................................................16
                      5.2       Capitalization...................................................................16
                      5.3       Authority; No Violation..........................................................16
                      5.4       Consents and Approvals...........................................................17
                      5.5       SEC Reports......................................................................17
                      5.6       Regulatory Reports...............................................................17
                      5.7       Financial Statements.............................................................18
                      5.8       Broker's Fees....................................................................18
                      5.9       Absence of Certain Changes or Events.............................................18
                      5.10      Legal Proceedings................................................................18
                      5.11      TSFG Information.................................................................18
                      5.12      Compliance with Applicable Law...................................................19
                      5.13      Ownership of FLBK Common Stock...................................................19
                      5.14      Approvals........................................................................19
                      5.15      Reorganization...................................................................19
                      5.16      Taxes............................................................................19

ARTICLE VI           COVENANTS RELATING TO CONDUCT OF BUSINESS...................................................19

                      6.1       Covenants of FLBK................................................................19
                      6.2       Covenants of TSFG................................................................21

ARTICLE VII          ADDITIONAL AGREEMENTS.......................................................................21

                      7.1       Regulatory Matters...............................................................21
                      7.2       Access to Information............................................................22
                      7.3       Certain Actions..................................................................23
                      7.4       Stockholder Meeting..............................................................23
                      7.5       Legal Conditions to Merger.......................................................23
                      7.6       Affiliates.......................................................................23
                      7.7       Nasdaq Listing...................................................................23
                      7.8       Employee Benefit Plans; Existing Agreements......................................24
                      7.9       Indemnification of FLBK Directors and Officers...................................24
                      7.10      Additional Agreements............................................................24
                      7.11      Appointment of Director..........................................................25
                      7.12      Bank Board.......................................................................25
                      7.13      Accounting Matters...............................................................25
                      7.14      Tax Opinion......................................................................25
                      7.15      Exemption from Section 16........................................................25
                      7.16      Execution and Authorization of Bank Merger Agreement.............................25
                      7.18      Employment Agreements............................................................25

ARTICLE VIII         CONDITIONS PRECEDENT........................................................................25

                      8.1       Conditions to Each Party's Obligation To Effect the Merger.......................25
                      8.2       Conditions to Obligations of TSFG................................................26
                      8.3       Conditions to Obligations of FLBK................................................27

ARTICLE IX           TERMINATION AND AMENDMENT...................................................................27

                      9.1       Termination......................................................................27


                      9.2       Effect of Termination............................................................29
                      9.3       Amendment........................................................................29
                      9.4       Extension; Waiver................................................................30

ARTICLE X            GENERAL PROVISIONS..........................................................................30

                      10.1      Closing..........................................................................30
                      10.2      Nonsurvival of Representations, Warranties and Agreements........................30
                      10.3      Expenses.........................................................................30
                      10.4      Notices..........................................................................30
                      10.5      Counterparts.....................................................................31
                      10.6      Entire Agreement.................................................................31
                      10.7      Governing Law....................................................................31
                      10.8      Severability.....................................................................31
                      10.9      Publicity........................................................................31
                      10.10     Assignment; No Third Party Beneficiaries.........................................31






1

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 17, 2004, between The South Financial Group, Inc., a South Carolina corporation ("TSFG") and Florida Banks, Inc., a Florida corporation ("FLBK").

                                    Recitals

         The Boards of Directors of TSFG and FLBK have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which FLBK will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into TSFG.

         The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                                    Agreement

         In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         1.1   Definitions.   The  following  terms  shall  have  the  indicated
definitions.

         Acquisition Proposal. Any tender offer or exchange offer or any proposal for a merger, reorganization, consolidation, share exchange, recapitalization, liquidation, dissolution or other business combination involving FLBK or any proposal or offer to acquire a substantial equity interest in, or a substantial portion of the assets of, FLBK, other than the transaction contemplated by this Agreement.

         Articles of Merger. The articles of merger complying with the FBCA and the SCBCA reflecting the merger of FLBK with and into TSFG.

         BHC Act. The Bank Holding Company Act of 1956, as amended.

         DPC Shares. Shares held by FLBK, TSFG or any of TSFG's Subsidiaries in respect of a debt previously contracted.

         Determination Date. The third business day prior to the day of the Effective Time.

         Effective Time. The effective time of the Merger as specified in the Articles of Merger.

         Environmental Laws. Applicable federal, state and local laws, including common law, regulations and ordinances, and all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials in the environment or workplace.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         Exchange Act. The Securities Exchange Act of 1934, as amended.

         Exchange Agent. Registrar & Transfer Company or the successor stock transfer agent of TSFG, which shall be responsible for the exchange of the Merger Consideration for the FLBK Common Stock.

         Exchange Ratio. .77 shares of TSFG Common Stock for each share of FLBK Common Stock, subject to adjustment, if any, as contemplated in Section 9.1(h).

         Fair Market Value. The average of the last reported sale price per share (expressed to three decimal places) of the TSFG Common Stock as reported on the NASDAQ/NMS (as reported in the Wall Street Journal or another mutually agreeable authoritative source) for the ten consecutive trading days immediately prior to the Determination Date.

         FBCA. The Florida Business Corporation Act, as amended.

         FDIC. The Federal Deposit Insurance Corporation.

         Federal Reserve Board. The Board of Governors of the Federal Reserve System.

         FLBK Common Stock. The common stock, par value $0.01 per share, of FLBK.

         FLBK Restricted Stock. Shares of FLBK Common Stock issued pursuant to the FLBK Second Amended and Restated Incentive Compensation Plan that are subject to vesting requirements.

         FLBK Stock-Based Plans. The FLBK Amended and Restated 1998 Stock Option Plan, the FLBK Amended and Restated Employee Stock Purchase Plan and the FLBK Second Amended and Restated Incentive Compensation Plan.

         FLBK Stock Certificate. A certificate which previous to the Merger represented any shares of FLBK Common Stock.

         Florida Bank. Florida Bank, N.A., a wholly-owned subsidiary of FLBK.

         GAAP. Generally accepted accounting principles consistently applied during the periods involved.

         Governmental Entity. Any court, administrative agency or commission or other governmental authority or instrumentality.

         Hazardous Materials. Any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials.

         IRS. The Internal Revenue Service.

         Index Price. Index Price on a given date means the closing price of the NASDAQ Bank Index.

         Loan Property. Any property in which FLBK holds a security interest, and, where required by the context, such term means the owner or operator of such property.

         Material Adverse Effect. With respect to TSFG or FLBK, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (t) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (u) any change in

GAAP or regulatory  accounting  principles applicable to banks, thrifts or their holding companies generally, (v) any action or omission of the parties taken with the prior written consent of the other parties hereto, (w) any events, conditions or trends in business or financial conditions affecting the banking industry, (x) any change or development in financial or securities markets or the economy in general, including changes in interest rates, (y) the announcement or execution of this Agreement, including any impact on relationships with customers or employees, or (z) charges and expenses contemplated in connection with the Merger and not otherwise in violation of this Agreement, including those related to employment contracts and severance payments; legal, accounting and investment banking fees; data processing conversion costs; and accounting changes or charges taken pursuant to Section
7.13 or (ii) the ability of the parties to consummate the transactions contemplated hereby.

         Merger Consideration. The aggregate number of shares of TSFG Common Stock issuable by TSFG upon conversion of the FLBK Common Stock as provided herein.

         Participation Facility. Any facility in which FLBK participates in the management and, where required by the context, such term means the owner or operator of such facility.

         Per Share Merger Consideration. The shares of TSFG Common Stock issuable hereunder for each share of FLBK, which shall be equal to the Exchange Ratio.

         Regulatory  Agencies.  The  Federal  Reserve  Board,  the Office of the
Comptroller of the Currency, the FDIC and any other regulatory authority or applicable self-regulatory organization with jurisdiction over the Merger.

         Rights.   Subscriptions,   options,  warrants,  calls,  commitments  or
agreements of any character to purchase capital stock.

         SCBCA. The South Carolina Business Corporation Act, as amended.

         SEC. The Securities and Exchange Commission.

         Starting Date. March 17, 2004

         Starting Price. The closing price of the TSFG common stock, as reported by Nasdaq, on March 17, 2004.

         Subsidiary. The word "Subsidiary" (1) when used with respect to FLBK shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes, and (2) when used with respect to TSFG shall mean each Subsidiary of TSFG that is a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

         Superior  Proposal.  With  respect  to FLBK,  any  written  Acquisition
Proposal made by a person other than TSFG which is for (i) (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving FLBK, (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the assets of FLBK, in a single transaction or a series of related transactions, or (c) the acquisition, directly or indirectly, by a person of beneficial ownership of 50% or more of FLBK Common Stock whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and (ii) which is otherwise on terms which the Board of Directors of FLBK in good faith concludes (after consultation with its financial advisors and outside counsel) would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (b) is reasonably capable of being completed, and (c) that if not accepted by FLBK's Board of Directors, would result in a breach of the fiduciary duties of the FLBK Board of Directors.

         Surviving Corporation. The surviving corporation to the Merger, which shall be TSFG.

         Taxes. Taxes shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

         Tax Return. Any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

         Trust Account Shares. Shares of FLBK Common Stock or TSFG Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties.

         TSFG Common Stock. The common stock, par value $1.00 per share, of TSFG.

         1.2 Terms Defined Elsewhere. The capitalized terms set forth below are defined in the following sections:

         "Agreement"                                      Preamble
         "Benefit Agreements"                             Section 7.8(c)
         "Closing"                                        Section 10.1
         "Closing Date"                                   Section 10.1
         "Code"                                           Section 2.3
         "ERISA Affiliate"                                Section 4.13(a)
         "Exchange Fund"                                  Section 2.8
         "Financial Advisors"                             Section 4.9
         "FLBK"                                           Preamble
         "FLBK Contract"                                  Section 4.16(a)
         "FLBK Director"                                  Section 7.11
         "FLBK Disclosure Schedule"                       Section 3.1
         "FLBK Financial Statements"                      Section 4.8
         "FLBK Regulatory Agreement"                      Section 4.17
         "FLBK Reports"                                   Section 4.6
         "Injunction"                                     Section 8.1(e)
         "Loans"                                          Section 4.21(a)
         "Maximum Amount"                                 Section 7.9
         "Merger"                                         Recitals
         "Plans"                                          Section 4.13(a)
         "Proxy Statement/Prospectus"                     Section 4.4
         "Representatives"                                Section 7.3(a)
         "Requisite Regulatory Approvals"                 Section 8.1(c)
         "S-4"                                            Section 4.14
         "Securities Act"                                 Section 2.11(b)
         "State Banking Approvals"                        Section 4.4
         "TSFG"                                           Preamble
         "TSFG's Counsel"                                 Section 8.2(d)
         "TSFG Disclosure Schedule"                       Section 3.1
         "TSFG Financial Statements"                      Section 5.7
         "TSFG Preferred Stock"                           Section 5.2
         "TSFG Regulatory Agreement"                      Section 5.18
         "TSFG Reports"                                   Section 5.5
         "Termination Fee Amount"                         Section 9.2(b)

         1.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. No provision of this Agreement shall be construed to require FLBK, TSFG or any of their respective affiliates to take any action that would violate any applicable law (including common law), rule or regulation.

                                   ARTICLE II
                                 PLAN OF MERGER

         2.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the FBCA and SCBCA, at the Effective Time, FLBK shall merge with and into TSFG. TSFG shall be the Surviving Corporation, and shall continue its corporate existence under the laws of the State of South Carolina. The name of the Surviving Corporation shall continue to be "The South Financial Group, Inc." Upon consummation of the Merger, the separate corporate existence of FLBK shall terminate.

         2.2 Effective Time and Effects of the Merger. Subject to the provisions of this Agreement, on the Closing Date, the Articles of Merger shall be duly prepared, executed and delivered for filing with the Secretaries of State of the State of Florida and the State of South Carolina immediately after the Closing. The Merger shall become effective at the Effective Time. At and after the Effective Time, the Merger shall have the effects set forth in the FBCA and SCBCA.

         2.3 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

         2.4 Conversion of FLBK Common Stock.

             (a) At the Effective Time, subject to Section 2.9(e), each share of FLBK Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of FLBK Common Stock held directly or indirectly by FLBK, TSFG or any of TSFG's Subsidiaries (except for Trust Account Shares and DPC Shares)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, the Per Share Merger Consideration.

             (b) At the Effective Time, all of the shares of FLBK Common Stock converted into the Per Share Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of FLBK Stock Certificates shall thereafter cease to have any rights with respect to such securities, except the right to receive for each share (i) the Per Share Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.9(b) hereof, and
(iii) any cash in lieu of fractional shares pursuant to Section 2.9(e).

             (c) If, between the date hereof and the Effective Time, (i) the shares of TSFG Common Stock shall be changed (or TSFG establishes a record date for changing such shares which is prior to the Effective Time) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, (ii) a stock dividend shall be declared (or TSFG establishes a record date for such dividend which is prior to the Effective Time) in respect of TSFG Common Stock, or (iii) any distribution is made (or TSFG establishes a record date for such distribution which is prior to the Effective Time) in respect of TSFG Common Stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the Exchange Ratio.

             (d) At the Effective Time, all shares of FLBK Common Stock that are owned directly or indirectly by FLBK, TSFG or any of TSFG's Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of TSFG, cash or other consideration shall be delivered in exchange therefor. All shares of TSFG Common Stock that are owned by FLBK (other than Trust Account Shares and DPC Shares) shall be cancelled.

         2.5 TSFG Common Stock. Except for shares of TSFG Common Stock owned by FLBK (other than Trust Account Shares and DPC Shares), which shall be cancelled as contemplated by Section 2.4 hereof, the shares of TSFG Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

         2.6 Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of TSFG, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of TSFG, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         2.7 Directors and Executive Officers. At and after the Effective Time, the directors of TSFG shall consist of all of the directors of TSFG serving immediately prior to the Effective Time and the additional person who shall become a director of TSFG in accordance with Section 7.11 hereof, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The executive officers of TSFG immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

         2.8 TSFG to Make Shares Available. At the Effective Time, TSFG shall deposit, or shall cause to be deposited with the Exchange Agent, for exchange in accordance with this Article II, (i) certificates representing the shares of TSFG Common Stock to be issued pursuant to Section 2.4 and Section 2.9(a) in exchange for outstanding shares of FLBK Common Stock, and (ii) the cash in lieu of fractional shares to be paid in accordance with Section 2.9(e) hereof. Such cash and certificates for shares of TSFG Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund."

         2.9 Exchange of Shares.

             (a) As soon as practicable after the Effective Time, and in any event within five (5) business days after the Effective Time, or otherwise as may be agreed upon by the parties, the Exchange Agent shall mail to each holder of record of FLBK Stock Certificates at the Effective Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the FLBK Stock Certificates shall pass, only upon delivery of the FLBK Stock Certificates, to the Exchange Agent) and instructions for use in effecting the surrender of the FLBK Stock Certificates in exchange for the Merger Consideration. FLBK shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of FLBK Stock Certificates for exchange and cancellation to the Exchange Agent, together with a properly executed letter of transmittal, the holder of such FLBK Stock Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of TSFG Common Stock which such holder of FLBK Common Stock became entitled to receive pursuant to the provisions of Article II hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the FLBK Stock Certificates, as provided in Section 2.9(e), and the FLBK Stock Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares or the unpaid dividends and distributions, if any, payable to holders of FLBK Stock Certificates.

             (b) No dividends or other distributions declared after the Effective Time with respect to TSFG Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered FLBK Stock Certificate until the holder thereof shall surrender such FLBK Stock Certificate in accordance with this Article II. After the surrender of a FLBK Stock Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of TSFG Common Stock represented by such FLBK Stock Certificate.

             (c) If any certificate representing shares of TSFG Common Stock is to be issued in a name other than that in which the FLBK Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the FLBK Stock Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of TSFG Common Stock in any name other than that of the registered holder of the FLBK Stock Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

             (d) After the Effective Time, there shall be no transfers on the stock transfer books of FLBK of the shares of FLBK Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, FLBK Stock Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of TSFG Common Stock, as provided in this
Article II.

             (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of TSFG Common Stock shall be issued upon the surrender for exchange of FLBK Stock Certificates, no dividend or distribution with respect to TSFG Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of TSFG. In lieu of the issuance of any such fractional share, TSFG shall pay to each former shareholder of FLBK who otherwise would be entitled to receive a fractional share of TSFG Common Stock an amount in cash determined by multiplying (i) the Fair Market Value by (ii) the fraction of a share of TSFG Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.4 hereof.

             (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of FLBK for twelve months after the Effective Time shall be paid to TSFG. Any shareholders of FLBK who have not theretofore complied with this
Article II shall thereafter look only to TSFG for payment of the Per Share Merger Consideration and/or the unpaid dividends and distributions on the TSFG Common Stock deliverable in respect of each share of FLBK Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of TSFG, FLBK, the Exchange Agent or any other person shall be liable to any former holder of shares of FLBK Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

             (g) In the event any FLBK Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such FLBK Stock Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such FLBK Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed FLBK Stock Certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         2.10 [Reserved].

         2.11 Stock-Based Plans.

             (a) At the Effective Time, each option granted by FLBK under any of the FLBK Stock-Based Plans, which is outstanding and unexercised immediately prior thereto, shall cease to represent a right to acquire shares of FLBK Common Stock and shall be converted automatically into a fully-vested option to purchase shares of TSFG Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable FLBK Stock-Based Plan, the agreements evidencing grants thereunder, and any other agreements between FLBK and an optionee regarding FLBK options):

                 (1) the number of shares of TSFG Common Stock to be subject to the new option shall be equal to the product of the number of shares of FLBK Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of TSFG Common Stock resulting from such multiplication shall be rounded to the nearest whole share (and .5 of a share shall be rounded up), and

                 (2) the exercise price per share of TSFG Common Stock under the new option shall be equal to the exercise price per share of FLBK Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent (and .5 of a cent shall be rounded up).

             (b) At the Effective Time, each share of FLBK Restricted Stock issued by FLBK under any of the FLBK Stock-Based Plans, which is outstanding immediately prior thereto, shall be converted automatically, at the Exchange Ratio, into fully-vested shares of TSFG Common Stock, provided that any fractional shares of TSFG Common Stock resulting from such the application of the Exchange Ratio shall be rounded to the nearest whole share (and .5 of a share shall be rounded up).

             (c) Prior to the Effective Time, TSFG shall reserve for issuance the number of shares of TSFG Common Stock necessary to satisfy TSFG's obligations under this Section. TSFG shall file with the SEC no later than ten business days after the Effective Time, a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of TSFG Common Stock (i) subject to options to acquire TSFG Common Stock issued pursuant to this Section or (ii) issued upon the conversion of the FLBK Restricted Stock pursuant to this Section, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding; provided, however, that TSFG shall only be required to file and maintain the effectiveness of such registration statement with respect to securities that are eligible to be registered on a Form S-8.

             (d) Prior to the Effective  Time, TSFG and FLBK shall take all such steps as may be required to cause any acquisitions of TSFG equity securities (including derivative securities with respect to any TSFG equity securities) and dispositions of FLBK equity securities (including derivative securities with respect to any FLBK equity securities) resulting from the transactions contemplated by this Agreement by each individual who is anticipated to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TSFG or who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to FLBK, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                                  ARTICLE III
       DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES

         3.1 Disclosure Schedules. Prior to the execution and delivery of this Agreement, FLBK has delivered to TSFG, and TSFG has delivered to FLBK, a schedule (in the case of FLBK, the "FLBK Disclosure Schedule," and in the case of TSFG, the "TSFG Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of FLBK, or Article V, in the case of TSFG, or to one or more of such party's covenants contained in Article VI (it being understood and agreed that (i) if an item is properly set forth in one FLBK Disclosure Schedule, it shall be deemed to be set forth in any other relevant FLBK Disclosure Schedule, and (ii) if an item is properly set forth in one TSFG
Disclosure Schedule, it shall be deemed to be set forth in any other relevant TSFG Disclosure Schedule); provided, however, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to either FLBK or TSFG, respectively.

         3.2  Standards.  No  representation  or warranty of FLBK  contained  in
Article IV or of TSFG contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of FLBK, or Article V, in the case of TSFG, has had or would have a Material Adverse Effect with respect to FLBK or TSFG, respectively.

         3.3 Subsidiaries. Where the context permits, "TSFG" shall refer to TSFG and each of its Subsidiaries and "FLBK" shall refer to FLBK and each of its Subsidiaries.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FLBK

         Subject to Article III, FLBK hereby represents and warrants to TSFG as follows:

         4.1 Corporate Organization.

             (a) FLBK is a bank holding company duly organized, validly existing and in good standing under the laws of the State of Florida. FLBK has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Incorporation and Bylaws of FLBK, copies of which have previously been made available to TSFG, are true and correct copies of such documents as in effect as of the date hereof.

             (b) Each Subsidiary of FLBK is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary of FLBK has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts of each Subsidiary of FLBK that is a bank are insured by the FDIC through the Bank Insurance Fund or the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due.

             (c) FLBK has no, and since December 31, 1998 FLBK has not had any, Subsidiaries other than those listed in Section 4.1(c) of the FLBK Disclosure Schedule, all of which are 100% owned. Other than as set forth on the FLBK Disclosure Schedule, FLBK neither owns nor controls, directly or indirectly 5% or more of the outstanding equity securities, either directly or indirectly, of any Person.

             (d) The minute books of FLBK contain true and correct records of all meetings and other corporate actions held or taken since December 31, 2001 of its shareholders and Board of Directors (including committees of the Board of Directors).

         4.2 Capitalization. The authorized capital stock of FLBK consists of 30,000,000 shares of common stock, par value $.01 per share and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date hereof, (1) there are 6,886,777 shares of FLBK Common Stock issued and outstanding, (2) 50,000 shares of Series C Preferred Stock, and (3) no shares of FLBK Common Stock held by FLBK as treasury stock. Except as set forth on Section 4.2 of the FLBK Disclosure Schedule, as of the date hereof, there were no shares of FLBK Common Stock reserved for issuance for any reason or purpose. All of the issued and outstanding shares of FLBK Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth on the FLBK Disclosure Schedule, FLBK does not have and is not bound by any outstanding Rights calling for the purchase or issuance of any shares of FLBK Common Stock or any other equity security of FLBK or any securities representing the right to purchase or otherwise receive any shares of FLBK Common Stock or any other equity security of FLBK. On the date hereof, FLBK has approximately 510 shareholders of record.

         4.3 Authority. FLBK has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of FLBK. The Board of Directors of FLBK has directed that this Agreement and the transactions contemplated hereby be submitted to FLBK's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of FLBK's shareholders, no other corporate proceedings on the part of FLBK are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FLBK and (assuming due authorization, execution and delivery by TSFG) this Agreement constitutes a valid and binding obligation of FLBK, enforceable against FLBK in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         4.4 Consents and Approvals. Except for (a) the filing with the SEC of the S-4, including the proxy statement/prospectus therein relating to the meeting of FLBK's shareholders to be held in connection with the transactions contemplated herein (the "Proxy Statement/Prospectus") and the SEC's declaration of the effectiveness of the S-4, (b) the approval of this Agreement by the requisite vote of the shareholders of FLBK, (c) the filing of applications and notices, as applicable, with the appropriate Regulatory Agencies, and approval of such applications and notices, (d) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law (the "State Banking Approvals"), and (e) any consents or approvals listed in
Section 4.4 of the FLBK Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by FLBK in connection with (1) the execution and delivery by FLBK of this Agreement or (2) the consummation by FLBK of the Merger and the other transactions contemplated hereby.

         4.5 No Violations. Except as may be set forth in Section 4.5 of the FLBK Disclosure Schedule and assuming that TSFG's representation set forth in
Section 5.13 hereof is accurate in all respects, neither the execution and delivery of this Agreement by FLBK, nor the consummation by FLBK of the transactions contemplated hereby, nor compliance by FLBK with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of FLBK, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FLBK or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of FLBK under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FLBK is a party, or by which it or its properties or assets may be bound or affected.

         4.6 SEC Reports. FLBK has previously made available to TSFG a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2001 by FLBK with the SEC pursuant to the Securities Act or the Exchange Act (the "FLBK Reports") and (b) communication mailed by FLBK to its shareholders since December 31, 2001, and no such FLBK Report (when filed and at their respective effective time, if applicable) or communication (when mailed) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. FLBK has timely filed all FLBK Reports and other documents required to be filed by it under the Securities Act and the Exchange Act since December 31, 2001, and each such FLBK Report and other documents complied in all material respects with the rules and regulations applicable thereto when filed.

         4.7 Regulatory Reports. FLBK has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2001 with the Regulatory Agencies and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of FLBK, no Regulatory Agency has initiated any proceeding or, to the knowledge of FLBK, investigation into the business or operations of FLBK since December 31, 2001. There is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of FLBK.

         4.8 Financial  Statements.  FLBK has previously  made available to TSFG
(1) copies of the balance sheets of FLBK as of December 31 for the fiscal years 2001 and 2002, and the related statements of earnings, shareholders' equity and cash flows for the fiscal years 2000 through 2002, inclusive, as reported in FLBK's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 with the SEC under the Exchange Act, accompanied by the audit reports of Deloitte & Touche LLP, independent public accountants with respect to FLBK, and
(2) copies of the audited balance sheet and the related statements of earnings, shareholders' equity and cash flows of FLBK at and for the year ended December 31, 2003 (collectively, the "FLBK Financial Statements"). The FLBK Financial Statements fairly present the financial position of FLBK as of the dates indicated therein, and when included in the Proxy Statement/Prospectus will fairly present the results of the operations and financial position of FLBK for the respective fiscal periods or as of the respective dates therein set forth.

Each of the FLBK Financial Statements (including the related notes, where applicable) complies, and FLBK's Financial Statements to be included in the Proxy Statement/Prospectus after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and FLBK's Financial Statements to be included in the Proxy Statement/Prospectus will be, prepared in accordance with GAAP, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC. The books and records of FLBK have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

         4.9 Broker's Fees. Neither FLBK nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that FLBK has engaged, and will pay a fee or commission to SunTrust Capital Markets, Inc. and Sandler O'Neill & Partners, L.P. (the "Financial Advisors") in accordance with the terms of a letter agreement between the Financial Advisors and FLBK, a true and correct copy of which has been previously made available by FLBK to TSFG.

         4.10 Absence of Certain Changes or Events.

             (a) Except as disclosed in any FLBK Report filed with the SEC prior to the date hereof, since December 31, 2002, (i) there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on FLBK, and (ii) FLBK has carried on its business in the ordinary course of business consistent with past practices.

             (b) Except as may be set forth in Section 4.10(b) of the FLBK Disclosure Schedule, since December 31, 2002 and solely with respect to executive officers (senior vice president or above) and directors, FLBK has not
(1) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any such person from the amount thereof in effect as of December 31, 2002, (2) granted any severance or termination pay to such person or entered into any contract to make or grant any severance or termination pay to such person, (3) paid any bonus to such person or (4) entered into any employment- or compensation-related agreement with such person.

         4.11 Legal Proceedings. Except as disclosed in any FLBK Report, (a) FLBK is not a party to any, and there are no pending or, to FLBK's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FLBK or challenging the validity or propriety of the transactions contemplated by this Agreement and (b) there is no injunction, order, judgment or decree imposed upon FLBK or its assets.

         4.12 Taxes. Except as may be set forth in Section 4.12 of the FLBK Disclosure Schedule, FLBK has (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns required to be filed at or prior to the Effective Time, and all such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of FLBK (in accordance with GAAP) for all material Taxes shown to be due on such Tax Returns. Except as set forth in Section 4.12 of the FLBK Disclosure Schedule, (i) as of the date hereof FLBK has not requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of FLBK, the federal and state income Tax Returns of FLBK have not been audited by the IRS or appropriate state tax authorities.

         4.13 Employees.

             (a) Section 4.13(a) of the FLBK Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by FLBK, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with FLBK would be deemed a "single employer" within the meaning of
Section 4001 of ERISA, for the benefit of any employee or former employee of FLBK, any Subsidiary or any ERISA Affiliate (the "Plans").

             (b) FLBK has heretofore made available to TSFG with respect to each of the Plans true and correct copies of each of the following documents, if applicable: (i) the Plan document; (ii) the actuarial report for such Plan for each of the last two years, (iii) the most recent determination letter from the IRS for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

             (c) Except as may be set forth in Section 4.13(c) of the FLBK Disclosure Schedule: each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS; no Plan has an accumulated or waived funding deficiency within the meaning of section 412 of the Code; neither FLBK nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of FLBK, no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to FLBK of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan within the meaning of section
4001(a)(3)  of ERISA  and no Plan is a  multiple  employer  plan as  defined  in
Section 413 of the Code; and there are no pending, or to the knowledge of FLBK, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

             (d) Since December 31, 2002, FLBK has not (i) suffered any strike, work stoppage, slow-down, or other labor disturbance, (ii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iii) had any union organizing activities.

             (e) Section 4.13(e) of the FLBK Disclosure Schedule sets forth all employment contracts, plans, programs, agreements or other benefits which could be subject to Section 280G of the Code.

         4.14 FLBK Information. The information relating to FLBK which is provided to TSFG by FLBK for inclusion in the registration statement on Form S-4 (the "S-4") in which the Proxy Statement/Prospectus will be included as a prospectus, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (to the extent it relates to FLBK) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         4.15 Compliance with Applicable Law. FLBK holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under and pursuant to all, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to FLBK, and FLBK has not received notice of any violations of any of the above.

         4.16 Certain Contracts.

             (a) Except as set forth in Section 4.16(a) of the FLBK Disclosure Schedule, FLBK is not a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from TSFG, FLBK, the Surviving Corporation or any of their respective Subsidiaries to any officer, director, employee or consultant of FLBK, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date hereof,
(iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $50,000 per annum, or (v) which materially restricts the conduct of any line of business by FLBK. Each contract, arrangement, commitment or understanding of the type described in this Section 4.16(a), whether or not set forth in Section 4.16(a) of the FLBK Disclosure
Schedule, is referred to herein as a "FLBK Contract." FLBK has previously delivered or made available to TSFG true and correct copies of each contract, arrangement, commitment or understanding of the type described in this Section 4.16(a).

             (b) Except as set forth in Section 4.16(b) of the FLBK Disclosure Schedule, (i) each FLBK Contract is valid and binding and in full force and effect, (ii) FLBK has performed all obligations required to be performed by it to date under each FLBK Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of FLBK under any FLBK Contract, and (iv) no other party to any FLBK Contract is, to the knowledge of FLBK, in default in any respect thereunder.

         4.17 Agreements with Regulatory Agencies. Except as may be set forth in
Section 4.17 of the FLBK Disclosure Schedule, FLBK is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.17 of the FLBK Disclosure Schedule, a "FLBK Regulatory Agreement"), any Regulatory Agency that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has FLBK been advised by any Regulatory Agency that it is considering issuing or requesting any FLBK Regulatory Agreement.

         4.18 Environmental Matters. Except as may be set forth in Section 4.18 of the FLBK Disclosure Schedule:

             (a) FLBK and, to the knowledge of FLBK, each of the Participation Facilities and the Loan Properties, are in compliance with all Environmental Laws.

             (b) To the knowledge of FLBK, there is no suit, claim, action or proceeding pending or threatened before any Governmental Entity or other forum in which FLBK, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by FLBK, any Participation Facility or any Loan Property.

             (c) To the knowledge of FLBK, during the period of (x) FLBK's ownership or operation of any of its current or former properties, (y) FLBK's participation in the management of any Participation Facility, or (z) FLBK's interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of FLBK, prior to the period of (x) FLBK's ownership or operation of any of its current or former properties, (y) FLBK's participation in the management of any Participation Facility, or (z) FLBK's interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property.

         4.19 Opinion. Prior to the execution of this Agreement, FLBK has received an opinion from either or both of the Financial Advisors to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the shareholders of FLBK is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date hereof.

         4.20 Approvals. As of the date hereof, FLBK knows of no fact or condition relating to FLBK that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) from being obtained.

         4.21 Loan Portfolio.

             (a) Except as may be set forth in Section 4.21 of the FLBK Disclosure Schedule, FLBK is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees or interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of February 28, 2004, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or 5% or greater shareholder of FLBK, or to the knowledge of FLBK, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.21 of the FLBK Disclosure Schedule sets forth (i) all of the Loans of FLBK that as of February 28, 2004, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) each asset of FLBK that as of February 28, 2004, was classified as "Other Real Estate Owned" and the book value thereof.

             (b) Each Loan in  original  principal  amount in excess of $100,000
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.22 Property. Except as set forth in Section 4.22 of the FLBK Disclosure Schedule, FLBK has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated balance sheet of FLBK as of December 31, 2002 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date hereof, (iv) for dispositions of or encumbrances on such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which FLBK, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and FLBK is not, nor, to the knowledge of FLBK, is any other party thereto, in default thereunder.

         4.23 Reorganization. As of the date hereof, FLBK has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

         4.24 State Takeover Laws and Charter Provisions. FLBK has taken all necessary action to exempt the transactions contemplated by this Agreement from any restrictive provision of (i) any applicable moratorium, control share, fair price, business combination, or other anti-takeover laws and regulations, or
(ii) the Articles of Incorporation or Bylaws of FLBK.

         4.25 Sarbanes-Oxley Act. FLBK is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF TSFG

         Subject to Article III, TSFG hereby represents and warrants to FLBK as follows:

         5.1 Corporate Organization.

             (a) TSFG is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. TSFG has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. TSFG is duly registered as a bank holding company under the BHC Act. The Articles of Incorporation and Bylaws of TSFG, copies of which have previously been made available to FLBK, are true and correct copies of such documents as in effect as of the date hereof.

             (b) Each Subsidiary of TSFG is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary of TSFG has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts of each Subsidiary of TSFG that is a bank are insured by the FDIC through the Bank Insurance Fund or the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due.

             (c) The minute books of TSFG contain true and correct records of all meetings and other corporate actions held or taken since December 31, 2001 of its shareholders and Board of Directors (including committees of its Board of Directors).

         5.2 Capitalization. The authorized capital stock of TSFG consists of 100,000,000 shares of TSFG Common Stock and 10,000,000 shares of preferred stock, no par value per share ("TSFG Preferred Stock"). As of the date hereof, there are approximately 59,585,194 shares of TSFG Common Stock and no shares of TSFG Preferred Stock issued and outstanding, and no shares of TSFG Common Stock held in TSFG's treasury. All of the issued and outstanding shares of TSFG Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of TSFG Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         5.3 Authority; No Violation.

             (a) TSFG has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of TSFG, and no other corporate proceedings on the part of TSFG are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TSFG and (assuming due authorization, execution and delivery by FLBK) this Agreement constitutes a valid and binding obligation of TSFG, enforceable against TSFG in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

             (b) Neither the execution and delivery of this Agreement by TSFG, nor the consummation by TSFG of the transactions contemplated hereby, nor compliance by TSFG with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of TSFG, or the articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in
Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TSFG or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of TSFG or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which TSFG or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         5.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, and approval of such applications and notices, (b) the filing with the SEC and declaration of effectiveness of the S-4, (c) the filing of the Articles of Merger with the Florida Secretary of State and the South Carolina Secretary of State, (d) the filing of applications and notices, as applicable, with the FDIC under the Bank Merger Act, Federal Deposit Insurance Act and the rules and regulations of the FDIC, and approval of such applications and notices, (e) the State Banking Approvals, (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of TSFG Common Stock pursuant to this Agreement, and (g) approval of the listing of the TSFG Common Stock to be issued in the Merger on the NASDAQ/NMS, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by TSFG in connection with (1) the execution and delivery by TSFG of this Agreement and (2) the consummation by TSFG of the Merger and the other transactions contemplated hereby.

         5.5 SEC Reports. TSFG has previously made available to FLBK a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2001 by TSFG with the SEC pursuant to the Securities Act or the Exchange Act (the "TSFG Reports") and (b) communication mailed by TSFG to its shareholders since December 31, 2001, and no such TSFG Report (when filed and at their respective effective time, if applicable) or communication (when mailed) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. TSFG has timely filed all TSFG Reports and other documents required to be filed by it under the Securities Act and the Exchange Act since December 31, 2001, and each such TSFG Report and other documents complied in all material respects with the rules and regulations applicable thereto when filed.

         5.6 Regulatory Reports. TSFG has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2001 with the Regulatory Agencies and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of TSFG, no Regulatory Agency has initiated any proceeding or, to the knowledge of TSFG, investigation into the business or operations of TSFG since December 31, 2001. There is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of TSFG.

         5.7 Financial  Statements.  TSFG has previously  made available to FLBK
(1) copies of the consolidated balance sheets of TSFG and its Subsidiaries as of December 31 for the fiscal years 2003 and 2002 and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the fiscal years 2001 through 2003, inclusive, as reported in TSFG's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC under the Exchange Act, accompanied by the audit report of KPMG LLP, independent public accountants with respect to TSFG (collectively, the "TSFG Financial Statements"). The TSFG Financial Statements fairly present the financial position of TSFG as of the dates indicated therein, and when included in the Proxy Statement/Prospectus will fairly present the results of the operations and financial position of TSFG for the respective fiscal periods or as of the respective dates therein set forth. Each of the TSFG Financial Statements (including the related notes, where applicable) complies, and TSFG's Financial Statements to be included in the Proxy Statement/Prospectus after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and TSFG's Financial Statements to be included in the Proxy Statement/Prospectus will be, prepared in accordance with GAAP, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC. The books and records of TSFG have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

         5.8 Broker's Fees. TSFG has not employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that TSFG has engaged JP Morgan in accordance with the terms of a letter agreement between JP Morgan and TSFG, a true and correct copy of which has been previously made available by TSFG to FLBK.

         5.9 Absence of Certain Changes or Events. Except as disclosed in any TSFG Report filed with the SEC prior to the date hereof, since December 31, 2003, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on TSFG.

         5.10 Legal Proceedings.

             (a) Except as disclosed in any TSFG Report, neither TSFG nor any of its Subsidiaries is a party to any and there are no pending or, to TSFG's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against TSFG or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

             (b) There is no injunction, order, judgment or decree imposed upon TSFG, any of its Subsidiaries or the assets of TSFG or any of its Subsidiaries.

         5.11 TSFG Information. The information relating to TSFG and its Subsidiaries to be contained in the Proxy Statement/Prospectus and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate to FLBK) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate to FLBK) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         5.12 Compliance with Applicable Law. TSFG and each of its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to TSFG or any of its Subsidiaries and neither TSFG nor any of its Subsidiaries has received notice of any violations of any of the above.

         5.13 Ownership of FLBK Common Stock. Except for TSFG's ownership of 291,500 shares of FLBK Common Stock and 50,000 shares of Series C Preferred Stock, neither TSFG nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of FLBK (other than Trust Account Shares).

         5.14 Approvals. As of the date hereof, TSFG knows of no fact or condition relating to TSFG that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) from being obtained.

         5.15 Reorganization. As of the date hereof, TSFG has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

         5.16 Taxes. TSFG has (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns required to be filed at or prior to the Effective Time, and all such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of TSFG (in accordance with GAAP) for all material Taxes shown to be due on such Tax Returns.

         5.17 Sarbanes-Oxley Act. TSFG is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

         5.18 Agreements with Regulatory Agencies. TSFG is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (whether or not set forth on Section 5.18 of the TSFG Disclosure Schedule a "TSFG Regulatory Agreement"), any Regulatory Agency that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has TSFG been advised by any Regulatory Agency that it is considering issuing or requesting any TSFG Regulatory Agreement.


                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         6.1 Covenants of FLBK. During the period from the date hereof and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of TSFG, FLBK shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the FLBK Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by TSFG, FLBK shall not:

             (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

             (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares) any shares of the capital stock of FLBK, or any securities convertible into or exercisable for any shares of the capital stock of FLBK, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) except pursuant to Rights referenced on the FLBK Disclosure Schedule, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing (including additional Rights similar to those set forth on the FLBK Disclosure Schedule);

             (c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

             (d) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $100,000 in the aggregate;

             (e) enter into any new line of business;

             (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings or in the ordinary course of business consistent with past practices;

             (g) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

             (h) change its methods of accounting in effect at December 31, 2003, except as required by changes in GAAP or regulatory accounting principles as concurred to by FLBK's independent auditors;

             (i) (i)  except as  required  by  applicable  law,  as set forth in
Section 7.8, or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between FLBK or one or more of its current or former directors, officers or employees or any "affiliate" of any such person (as such term is used in Rule 12b-2 under the Exchange Act), or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

             (j) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

             (k) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

             (l) file any application to relocate or terminate the operations of any of its banking offices;

             (m) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space, involving payments thereunder by FLBK in excess of $100,000 per year, to which FLBK is a party or by which FLBK or its properties is bound, other than the renewal in the ordinary course of business of any lease the term or option to renew of which expires prior to the Closing Date;

             (n) take or cause to be taken any action which would or could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

             (o) agree to do any of the foregoing.

         6.2 Covenants of TSFG. Except as otherwise contemplated by this Agreement or consented to in writing by FLBK, TSFG shall not, and shall not permit any of its Subsidiaries to:

             (a) except for regular quarterly dividends consistent with past practice, declare or pay any dividends on or make any other distributions in respect of any of its capital stock;

             (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

             (c) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));

             (d) take or cause to be taken any action which would or could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

             (e) agree to do any of the foregoing.



                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

         7.1 Regulatory Matters.

             (a) TSFG, with the cooperation of FLBK, shall promptly prepare and file with the SEC the S-4. Each of FLBK and TSFG shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and FLBK shall thereafter mail the Proxy Statement/Prospectus to its shareholders. TSFG shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

             (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). FLBK and TSFG shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to FLBK or TSFG, as the case may be, and any of TSFG's Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

             (c) TSFG and FLBK shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 or any other statement, filing, notice or application made by or on behalf of TSFG, FLBK or their Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

             (d) TSFG and FLBK shall promptly furnish each other with copies of written communications received by TSFG or FLBK, as the case may be, or any of their respective Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

         7.2 Access to Information.

             (a) FLBK and TSFG will each keep the other advised of all material developments relevant to their respective businesses, and to the consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, each party shall afford to representatives of the other party reasonable access, during normal business hours during the period prior to the Effective Time, to all of their respective properties, books, contracts, commitments and records, and during such period, shall make available all information concerning their respective businesses as may be reasonably requested (except that the parties shall take into account in determining the reasonableness of due diligence requests the fact that TSFG is a public company which is substantially larger than FLBK and that TSFG is issuing shares to FLBK shareholders as compared to selling its business). The other provisions of this Section notwithstanding, neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law (including without limitation laws regarding exchange of information), rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date hereof.

             (b) All nonpublic information furnished to TSFG or FLBK by the other party hereto pursuant to Section 7.2(a) (other than (i) information already in the receiving party's possession, or (ii) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any of its directors, officers, employees, agents or advisors, or (iii) information that becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its advisors, provided that such source is not known by the receiving party after due inquiry to be bound by a confidentiality agreement with or other obligation of secrecy to the disclosing party) shall be kept confidential, and the parties shall maintain, and shall cause each of their respective directors, officers, attorneys and advisors to maintain, the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

             (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

         7.3 Certain Actions.

             (a) Except with respect to this Agreement and the transactions contemplated hereby, neither FLBK nor any of its directors, officers, agents, affiliates (as such term is used in Rule 12b-2 under the Exchange Act) or representatives (collectively, "Representatives") shall, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries with respect to or the making of any Acquisition Proposal.

             (b) Notwithstanding anything herein to the contrary, FLBK and its Board of Directors and Representatives shall be permitted (i) to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (ii) to engage in any discussions or negotiations with, or provide any information to, any person in response to an unsolicited written Acquisition Proposal by any such person, if and only to the extent that (a) FLBK's Board of Directors concludes in good faith and consistent with its fiduciary duties to FLBK's shareholders under applicable law that such
Acquisition Proposal would reasonably be expected to result in a Superior Proposal, (b) prior to providing any information or data to any person in connection with such Acquisition Proposal by any such person, FLBK's Board of Directors receives from such person an executed confidentiality agreement, and
(c) prior to providing any information or data to any person or entering into discussions or negotiations with any person, FLBK's Board of Directors notifies TSFG promptly of any inquiries, proposals, or offers respecting such Acquisition Proposal received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers respecting such Acquisition Proposal.

             (c) FLBK agrees that it will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date hereof with any parties conducted heretofore with respect to any Acquisition Proposal.

         7.4 Shareholder Meeting. FLBK shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. FLBK shall, through its Board of Directors, subject to the fiduciary duties of such board (including those with respect to a Superior Proposal), recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

         7.5 Legal Conditions to Merger. Each of TSFG and FLBK shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by FLBK or TSFG in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

         7.6 Affiliates. FLBK shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of FLBK to deliver to TSFG, as soon as practicable after the date hereof, a written agreement, in the form of Exhibit A hereto.

         7.7 Nasdaq Listing. TSFG shall use its best efforts to cause the shares of TSFG Common Stock to be issued in the Merger to be approved for listing on the NASDAQ/NMS as of the Effective Time.

         7.8 Employee Benefit Plans; Existing Agreements.

             (a) As of the Effective Time, the employees of FLBK shall be eligible to participate in employee benefit plans and severance plans of TSFG or its Subsidiaries in which similarly situated employees of TSFG or its Subsidiaries participate, to the same extent that similarly situated employees of TSFG or its Subsidiaries participate (it being understood that inclusion of FLBK's employees in TSFG's employee benefit plans may occur at different times with respect to different plans).

             (b) With respect to each TSFG Plan for which length of service is taken into account for any purpose (including TSFG's severance plan), service with FLBK (or predecessor employers to the extent FLBK provides past service credit) shall be treated as service with TSFG for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of defined benefit pension benefits); provided however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each TSFG Plan shall waive pre-existing condition limitations to the same extent waived under the applicable FLBK Plan. FLBK's employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the TSFG Plan.

             (c) As of the Effective Time, TSFG shall assume and honor and shall cause the appropriate Subsidiaries of TSFG to assume and to honor in accordance with their terms all written agreements listed in Section 4.13(a) of the FLBK Disclosure Schedule (the "Benefit Agreements"). TSFG acknowledges and agrees that the Merger will constitute a merger, sale or a change in control of FLBK for all purposes under such agreements. The provisions of this Section 7.8(c) are intended to be for the benefit of, and shall be enforceable by, each director, officer or employee that is a party to any Benefit Agreement.

             (d) TSFG hereby acknowledges that in connection with the Merger it will succeed to all the rights and obligations of FLBK under the employment agreements set forth on Section 4.13 of the FLBK Disclosure Schedule.

         7.9 Indemnification of FLBK Directors and Officers. TSFG or a TSFG Subsidiary shall provide and keep in force for a period of six years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of FLBK for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in FLBK's policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 200% of the annual premium payments on FLBK's policy in effect as of December 31, 2003 (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, TSFG shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount and FLBK shall cooperate with TSFG in such efforts in all reasonable respects. Notwithstanding the foregoing, TSFG further agrees to indemnify all individuals who are or have been officers, directors or employees of FLBK prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Articles of Incorporation or Bylaws of FLBK on the date hereof and is permitted under the FBCA and SCBCA.

         7.10 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by TSFG or FLBK.

         7.11 Appointment of Director. Effective as of the Effective Time, TSFG shall cause its Board of Directors to be expanded by one member, and shall appoint a current director of FLBK (selected by a majority of FLBK's directors) (the "FLBK Director") to fill the vacancy created by such increase.

         7.12 Bank Board. For at least three years following Closing, TSFG shall cause each individual who is currently serving as a director of FLBK (other than the FLBK Director), if such persons are willing to so serve, to be elected or appointed as Mercantile Bank Board members and/or advisory board members.

         7.13 Accounting Matters. FLBK shall cooperate with TSFG concerning (i) accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account TSFG's policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices, and (ii) FLBK's lending, investment or asset/liability management policies; provided, that any action taken pursuant to this Section 7.13 shall not be deemed to constitute or result in the breach of any representation or warranty of FLBK contained in this Agreement.

         7.14 Tax Opinion. TSFG and FLBK shall use their respective reasonable best efforts to obtain the tax opinion contemplated by Section 8.1(f).

         7.15 Exemption from Section 16. Prior to the Effective Time, the Board of Directors of TSFG, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of FLBK who may become a covered person of TSFG for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of TSFG Common Stock or options to acquire TSFG Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

         7.16 Execution and Authorization of Bank Merger Agreement. As soon as reasonably practicable after the date hereof, (a) TSFG shall (i) cause the Board of Directors of Mercantile Bank to approve a transaction (structured in the discretion of TSFG) in which all or the substantial portion of Florida Bank's assets and liabilities will be transferred to Mercantile Bank via merger, asset sale or otherwise (the "Bank Merger Agreement"), (ii) cause Mercantile Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole shareholder of Mercantile Bank, and (b) FLBK shall (i) cause the Board of Directors of Florida Bank to approve the Bank Merger
Agreement, (ii) cause Florida Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole shareholder of Florida Bank.

         7.17 Employment Agreements. TSFG and FLBK shall use their respective reasonable best efforts to facilitate the execution of employment agreements between TSFG and the individuals listed in Section 7.17 of the TSFG Disclosure Schedule.


                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         8.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

             (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of FLBK Common Stock under applicable law.

             (b) Listing of Shares. The shares of TSFG Common Stock which shall be issued to the shareholders of FLBK upon consummation of the Merger shall have been authorized for listing on the NASDAQ/NMS.

             (c) Other Approvals. All banking and other regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

             (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

             (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger (an
"Injunction") shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

             (f) Federal Tax Opinion. FLBK shall have received a written opinion from Akerman Senterfitt, counsel to FLBK ("FLBK's counsel"), in form and substance reasonably satisfactory to FLBK, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, FLBK's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of TSFG, FLBK and others, reasonably satisfactory in form and substance to such counsel.

         8.2 Conditions to Obligations of TSFG. The obligation of TSFG to effect the Merger is also subject to the satisfaction or waiver by TSFG at or prior to the Effective Time of the following conditions:

             (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of FLBK set forth in this Agreement (other than those set forth in Section 4.2) shall be true and correct as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of FLBK set forth in Section
4.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. TSFG shall have received a certificate signed on behalf of FLBK by the Chief Executive Officer or the Chief Financial Officer of FLBK to the foregoing effect.

             (b) Performance of Obligations of FLBK. FLBK shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TSFG shall have received a certificate signed on behalf of FLBK by the Chief Executive Officer or the Chief Financial Officer of FLBK to such effect.

             (c) Conditions Met. TSFG shall have received a certificate of an executive officer of FLBK stating that to his knowledge, each of the conditions set forth in this Section 8.1 have been met.

             (d) [Reserved].

         8.3 Conditions to Obligations of FLBK. The obligation of FLBK to effect the Merger is also subject to the satisfaction or waiver by FLBK at or prior to the Effective Time of the following conditions:

             (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of TSFG set forth in this Agreement (other than those set forth in Section 5.2) shall be true and correct as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of TSFG set forth in Section
5.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. FLBK shall have received a certificate signed on behalf of TSFG by the Chief Executive Officer or the Chief Financial Officer of TSFG to the foregoing effect.

             (b) Performance of Obligations of TSFG. TSFG shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FLBK shall have received a certificate signed on behalf of TSFG by the Chief Executive Officer or the Chief Financial Officer of TSFG to such effect.

             (c) Conditions Met. FLBK shall have received a certificate of an executive officer of TSFG stating that to his knowledge, each of the conditions set forth in Section 8.1 have been met.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of FLBK:

             (a) by mutual consent of FLBK and TSFG in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

             (b) by either TSFG or FLBK upon  written  notice to the other party
(i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

             (c) by either TSFG or FLBK if the Merger shall not have been consummated on or before December 31, 2004, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

             (d) by either TSFG or FLBK if the approval of the shareholders of FLBK required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

             (e) by either TSFG or FLBK (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by FLBK) or Section 8.3(a) (in the case of a breach of representation or warranty by TSFG);

             (f) by either TSFG or FLBK (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

             (g) by FLBK, in the event that the Board of Directors of FLBK determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to terminate this Agreement in order to comply with its fiduciary duties to FLBK and to FLBK's shareholders under applicable law; provided, however, that the Board of Directors of FLBK may terminate this Agreement pursuant to this Section 9.1(g) solely in order to concurrently enter into a letter of intent, agreement in principle or an acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to a Superior Proposal; provided further, however, that this Agreement may be terminated pursuant to this Section 9.1(g) only after the fifth day following TSFG's receipt of written notice advising TSFG that the Board of Directors of FLBK is prepared to accept a Superior Proposal, and only if, during such five-day period, if TSFG so elects, FLBK and its advisors shall have negotiated in good faith with TSFG to make such adjustments in the terms and conditions of this Agreement as would enable FLBK to proceed with the transactions contemplated herein on such adjusted terms; or

             (h) by FLBK at any time during the three-business day period following the Determination Date, if both of the following conditions are satisfied:

                 (1)  the Fair Market Value shall be less than  the  product  of
0.85 and the Starting Price; and

                 (2) (i) the number obtained by dividing the Fair Market Value by the Starting Price (such number being referred to herein as the "TSFG Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.10 from such quotient (such number being referred to herein as the "Index Ratio");

subject to the following. If FLBK elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to TSFG; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three-day period. During the three-day period commencing with its receipt of such notice, TSFG shall have the option of increasing the Exchange Ratio in a manner such that the conditions set forth in either clauses (1) or (2) above shall be deemed not to exist. For purposes hereof, the condition set forth in (1) above shall be deemed not to exist if the Exchange Ratio is increased so that the Per Share Merger Consideration (valued based on the Fair Market Value) after such increase is equal to or greater than the product of .85 and the Starting Price. For purposes hereof, the condition set forth in clause (2) above shall be deemed not to exist if the Exchange Ratio is increased so that the number obtained by dividing Per Share Merger Consideration (valued based on the Fair Market Value) by the Starting Price is equal to or greater than the Index Ratio. If TSFG makes this election, within such three-day period, it shall give prompt written notice to FLBK of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Per Share Merger Consideration" shall thereafter be deemed to refer to the shares of TSFG common stock issuable pursuant to the revised Exchange Ratio after giving effect to any adjustment made pursuant to this Section 9.1(h).

If TSFG declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of TSFG shall be appropriately adjusted for the purposes of applying this Section 9.1(h).

         9.2 Effect of Termination.

             (a) In the event of termination of this Agreement by either TSFG or FLBK as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

             (b) If FLBK terminates this Agreement pursuant to Section 9.1(g), FLBK shall pay to TSFG a termination fee equal to $5 million (the "Termination Fee Amount" by wire transfer of same day funds on the date of termination.

             (c) In the event that an Acquisition Proposal with respect to FLBK shall have been made known to FLBK and shall have been publicly announced or otherwise become public, or shall have been made to the shareholders of FLBK, and thereafter (x) this Agreement is terminated by either TSFG or FLBK pursuant to either (i) Section 9.1(c) hereof and prior to such termination the stockholders of FLBK shall not have previously approved the Merger, or (ii)
Section 9.1(d) hereof as a result of the failure of the stockholders of FLBK to approve the Merger, and (y) within twelve months of such termination (A) FLBK enters into any Acquisition Agreement providing for any transaction described in clause (i)(a) or clause (i)(b) of the definition of "Superior Proposal," other than any such transaction involving a merger, consolidation or similar transaction as to which the common stockholders of FLBK immediately prior thereto own in the aggregate more than 50% of the common stock of the surviving or transferee corporation or its publicly-held parent corporation immediately following consummation thereof, or (B) any person shall acquire beneficial ownership of or the right to acquire 50% or more of the outstanding shares of FLBK Common Stock, then upon the first occurrence of either of the events contemplated by clause (y) FLBK shall pay TSFG a termination fee equal to the Termination Fee Amount by wire transfer of same day funds.

             (d) FLBK agrees that the agreements contained in Section 9.2(b) and 9.2(c) are integral parts of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty.

         9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of FLBK; provided, however, that after any approval of the transactions contemplated by this Agreement by FLBK's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to FLBK shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X
                               GENERAL PROVISIONS

         10.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first business day after all conditions set forth in Article VIII have either been satisfied or waived (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date") at TSFG's principal executive offices, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that the Closing Date shall not be earlier than July 1, 2004 nor later than December 31, 2004.

         10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive TSFG or FLBK (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any third party, including, without limitation, any shareholder or former shareholder of either TSFG or FLBK.

         10.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied, mailed by registered or certified mail (return receipt requested) or delivered by an express courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a) if to TSFG, to:

                        The South Financial Group, Inc.
                        104 S. Main St.
                        Greenville, SC 29601
                        Attention: William P. Crawford, Jr.,
                                   Executive Vice President

                                and

             (b) if to FLBK, to:

                        Florida Banks, Inc.
                        5210 Belfort Road Suite 310
                        Jacksonville, Florida 32246
                        Attention: Charles E. Hughes, Jr.,
                                   Chief Executive Officer
           with a copy to:

                        Akerman Senterfitt
                        One Southeast Third Avenue, Suite 2800
                        Miami, Florida 33131-1714
                        Attention: Bradley D. Houser, Esq.

         10.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         10.6 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         10.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina, without regard to any applicable conflicts of law, except to the extent that various matters under this Agreement must be necessarily governed by Florida corporate law.

         10.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.9 Publicity. Except as expressly permitted by this Agreement or otherwise required by law or the rules of the Nasdaq Stock Market so long as this Agreement is in effect, neither TSFG nor FLBK shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         10.10 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, TSFG and FLBK have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.



                               THE SOUTH FINANCIAL GROUP, INC.



                               By:      /s/ William S. Hummers III
                                      --------------------------------------
                               Name:    William S. Hummers III
                               Title:   Executive Vice President




                               FLORIDA BANKS, INC.



                               By:      /s/ Charles E. Hughes, Jr.
                                      ---------------------------------------
                               Name:    Charles E. Hughes, Jr.
                               Title:   Chief Executive Officer

                                    EXHIBIT A

_________________, 2004


The South Financial Group, Inc.
102 S. Main Street
Greenville, South Carolina 29601

Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of Florida Banks, Inc., a Florida corporation (the "Company"), for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act").

         The South Financial Group, Inc., a South Carolina corporation ("TSFG") and the Company have entered into an Agreement and Plan of Merger, dated as of March 17, 2004 (the "Merger Agreement"), pursuant to which, among other things, the Company will merge with and into TSFG (the "Transaction"). Upon consummation of the Transaction, I will receive shares of common stock, $1.00 par value per share, of TSFG ("TSFG Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement."

         A. I represent and warrant to, and agree with, TSFG as follows:

             1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of TSFG Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

             2. I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Act or the rules and regulations of the SEC thereunder of the shares of TSFG Common Stock I receive pursuant to the Transaction.

         B. I understand and agree that:

             1. I have been advised that any issuance of shares of TSFG Common Stock to me pursuant to the Transaction will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of the Company at the time the Transaction will be submitted for a vote of the shareholders of the Company and my disposition of such shares has not been registered under the Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to TSFG, some other exemption from registration is available with respect to any such proposed disposition of such shares.

             2. Stop transfer instructions will be given to the transfer agent of TSFG with respect to the shares of TSFG Common Stock I receive pursuant to the Transaction in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of TSFG Common Stock I receive pursuant to the Transaction, or any certificates delivered in substitution therefor, a legend stating in substance:

         "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under the Act or an exemption from such registration."

             3. Unless a transfer of my shares of TSFG Common Stock is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Act, TSFG reserves the right to put an appropriate legend on the certificates issued to my transferee.

             4. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home,
(iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

             5. I agree that at the time that I make an offer to or otherwise sell, pledge transfer or dispose of any TSFG Common Stock that I own after the Transaction, I will notify my broker, dealer or nominee in whose name my shares are held or registered that such TSFG Common Stock is subject to this Letter Agreement.

             6. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph B.2. above shall be lifted and the legend set forth in Paragraph B.2 above shall be removed forthwith from the certificate or certificates representing my shares of TSFG Common Stock upon the delivery by the undersigned to TSFG of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to TSFG, or other evidence reasonably satisfactory to TSFG, to the effect that a transfer of my shares of TSFG Common Stock will not violate the Act or any of the rules and regulations of the SEC thereunder.

         This   Letter   Agreement   shall  be  binding   on  my  heirs,   legal
representative and successors.

                                Very truly yours,


                                -------------------------------------------
                                Name:

Accepted this_____ day of____________ , 2004

The South Financial Group, Inc.


By:
    -------------------------------------------
Name: William S. Hummers III
Title: Executive Vice President